Exhibit 99.3

VICI PROPERTIES INC. 535 MADISON AVENUE 20TH FLOOR NEW YORK, NY 10022 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on the day prior to the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/VICI2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on the day prior to the meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D59829-S30457 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VICI PROPERTIES INC. The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain 1. To approve the issuance of common stock, $0.01 par value per share, in connection with the transactions contemplated by the Master Transaction Agreement, dated August 4, 2021, by and among MGM Growth Properties LLC, MGM Growth Properties Operating Partnership LP, VICI Properties Inc., Venus Sub LLC, VICI Properties L.P., VICI Properties OP LLC and MGM Resorts International. 2. To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1 if there are insufficient votes at the time of such adjournment to approve such proposal. NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the special meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D59830-S30457 VICI PROPERTIES INC. Special Meeting of Stockholders October 29, 2021 10:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David A. Kieske and Samantha S. Gallagher and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of common stock of VICI PROPERTIES INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM ET on October 29, 2021, solely by means of remote communication in a virtual meeting format and conducted via live audio webcast at www.virtualshareholdermeeting.com/VICI2021SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, with respect to proposals 1 and 2, and in the discretion of the proxies with respect to any other business that may properly come before the meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side